                                                                    EXHIBIT 4.10


                          REGISTRATION RIGHTS AGREEMENT

                            DATED AS OF JULY 19, 2001



                                  BY AND AMONG

                             VIASYSTEMS GROUP, INC.

                                VIASYSTEMS, INC.

                 HICKS, MUSE, TATE & FURST EQUITY FUND III, L.P.

                              HM3 COINVESTORS, L.P.

                        HMTF EQUITY FUND IV (1999), L.P.

                    HMTF PRIVATE EQUITY FUND IV (1999), L.P.

                         HICKS, MUSE PG-IV (1999), C.V.

                        HM 4-SBS (1999) COINVESTORS, L.P.

                        HM 4-EQ (1999) COINVESTORS, L.P.



                         RELATING TO THE REGISTRATION OF

                  14% SENIOR NOTES DUE 2007 OF VIASYSTEMS, INC.

                                       AND

             WARRANTS FOR THE PURCHASE OF SHARES OF COMMON STOCK OF
                             VIASYSTEMS GROUP, INC.




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         THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of July 19, 2001, by and among Viasystems, Inc., a Delaware corporation (the "COMPANY"), Viasystems Group, Inc., a Delaware corporation ("PARENT"), Hicks, Muse, Tate & Furst Equity Fund III, L.P., HM3 Coinvestors, L.P., HMTF Equity Fund IV (1999), L.P., HMTF Private Equity Fund IV (1999), L.P., Hicks, Muse PG-IV (1999), C.V., HM 4-SBS (1999) Coinvestors, L.P., and HM 4-EQ (1999) Coinvestors, L.P. (each, an "HMTF BUYER", and, collectively, the "HMTF BUYERS" and sometimes referred to as the "BUYERS"), each of whom has agreed to purchase the Company's 14% Senior Notes due 2007 (the "NOTES") and Warrants for the Purchase of Shares of Common Stock of Parent (the "WARRANTS") pursuant to the Subscription Agreement (as defined below).

         This Agreement is made pursuant to the Subscription Agreement, dated July 19, 2001 (the "SUBSCRIPTION AGREEMENT"), by and among the Company, Parent and the Buyers. In order to induce the Buyers to purchase the Notes and the Warrants, the Company and Parent have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Buyers set forth in Section 2.01 of the Subscription Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, attached as Exhibit A to the Notes (the "INDENTURE").

         The parties hereby agree as follows:

         SECTION 1. (a) Definitions.

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         ACCRETED VALUE: Shall have the meaning assigned to it in the Indenture.

         ACT: The Securities Act of 1933, as amended.

         AFFILIATE: As defined in Rule 144 of the Act.

         COMMON STOCK: The common stock, par value $0.01 per share, of Parent.

         COMMISSION: The Securities and Exchange Commission.

         DEMAND REGISTRATION: As defined in Section 4 hereof.

         EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

         EXPIRATION DATE: 5:00 p.m. New York City time on May 1, 2007.

         NOTE REGISTRATION STATEMENT: Any registration statement of the Company relating to the registration of Transfer Restricted Notes, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.



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         PARENT SECURITIES: The Common Stock and securities convertible into or exchangeable for Common Stock and options, warrants or other rights to acquire Common Stock or any other equity security issued by Parent.

         PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

         PUBLIC OFFERING: An underwritten public offering of Transfer Restricted Securities of the Company or Parent pursuant to an effective registration statement under the Act.

         REGISTRATION STATEMENT: Any Note Registration Statement or Warrant Registration Statement.

         RULE 144: Rule 144 promulgated under the Act.

         SECURITIES: The Notes, the Warrants and the Warrant Shares.

         TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

         TRANSFER RESTRICTED NOTES: Each Note, until the earliest to occur of
(a) the date on which such Note has been disposed of in accordance with a Note Registration Statement, or (b) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act.

         TRANSFER RESTRICTED SECURITIES: Each Transfer Restricted Note and each Transfer Restricted Warrant Security.

         TRANSFER RESTRICTED WARRANT SECURITIES: (a) Each Warrant and Warrant Share until the earlier to occur of (i) the date on which such Warrant or Warrant Share has been disposed of in accordance with a Warrant Registration Statement or the date on which such Warrant Share is issued upon exercise of a Warrant in accordance with a registration statement filed under the Act and (ii) the date on which such Warrant or Warrant Share is distributed to the public pursuant to Rule 144 under the Act.

         WARRANT AGENT: The warrant agent, if any, with respect to the Warrants.

         WARRANT SHARE: The Common Stock of Parent issuable on the exercise of the Warrants.

         WARRANT REGISTRATION STATEMENT: Any registration statement of Parent relating to the registration of Transfer Restricted Warrant Securities, including any Warrant Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.



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                  (b) Other Definitions.

                      Term                                      Defined in Section
                      ----                                      ------------------
           Applicable Holdback Period                                    6
           Demand Registration                                           4(a)
           Demand Registration Request                                   3(a)
           Holder                                                        2
           Incidental Registration                                       5(a)
           Indemnified Party                                            10(c)
           Indemnifying Person                                          10(c)
           Inspectors                                                    8(a)
           Losses                                                       10(a)
           Maximum Offering Size                                         4(e)
           Recommencement Date                                           8(b)
           Records                                                       8(a)
           Selling Holders                                               4(a)
           Suspension Notice                                             8(b)
           Warrant Shelf Registration Statement                          7(a)

         SECTION 2. Holders.

         A person is deemed to be a holder of Transfer Restricted Securities whenever such person is the record holder of Transfer Restricted Securities. As used herein, "HOLDER" refers to the holder of a Transfer Restricted Note or a Transfer Restricted Warrant Security, or both, as the context may require.

         SECTION 3. Demand Registration Rights. (a) Notes: At any time after Parent has filed its annual report on Form 10-K for the year ended December 31, 2001, if the Company or Parent, as the case may be, shall receive a written request (a "DEMAND REGISTRATION REQUEST") from the Holders of 50% or more of the aggregate Accreted Value of Transfer Restricted Notes then outstanding to effect the registration of such Transfer Restricted Notes, then the Company or Parent, as the case may be, shall effect the registration under the Act of such Transfer Restricted Notes in accordance with Section 4 hereof.

                  (b) Warrant Securities: At any time after Parent has filed its annual report on Form 10-K for the year ended December 31, 2001, if Parent shall receive a Demand Registration Request from the Holders of 50% or more of the aggregate Transfer Restricted Warrant Securities then outstanding to effect the registration of such Transfer Restricted Warrant Securities, then Parent shall effect the registration under the Act of such Transfer Restricted Warrant Securities in accordance with Section 4 and Section 7 hereof.

         SECTION 4. Demand Registration. (a) If the Company or Parent, as the case may be shall receive a Demand Registration Request from the Holders (the "SELLING HOLDERS") of Transfer Restricted Securities that the Company or Parent, as the case may be, effect the registration under the Act of all or a portion of such Selling Holders' Transfer Restricted Securities, and specifying the intended method of disposition thereof, then the Company or Parent, as the case may be, shall promptly give written notice of such requested registration (a



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"DEMAND REGISTRATION") at least 30 days prior to the anticipated filing date of the registration statement relating to such Demand Registration to all Holders and thereupon will use its reasonable best efforts to effect, as expeditiously as possible, the registration under the Act of:

                           (i) the Transfer Restricted Securities which the
Company or Parent, as the case may be, has been so requested to register by the Selling Holders, then held by such Selling Holders; and

                           (ii) subject to the restrictions set forth in Section
4(e), all other Transfer Restricted Securities of the same type as that to which the request by the Selling Holders relates which any other person entitled to request Parent to effect an Incidental Registration (as such term is defined in Section 5) pursuant to Section 5 has requested Parent to register by written request received by Parent within 15 days after the receipt by such Holders of such written notice given by Parent, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Transfer Restricted Securities so to be registered; provided that, (A) the Company shall not be obligated to effect more than two Demand Registrations with respect to Transfer Restricted Notes, and (B) Parent shall not be obligated to effect more than one Demand Registration with respect to Transfer Restricted Warrant Securities in addition to its obligations under Section 7; provided, further that the Company shall not be obligated to effect any shelf registration of Transfer Restricted Notes and neither the Company nor Parent shall be obligated to effect a Demand Registration unless the aggregate proceeds expected to be received from the sale of the Transfer Restricted Securities to be included in such Demand Registration, in the reasonable opinion of Parent exercised in good faith, equals or exceeds $5 million. In no event will the Company or Parent be required to effect more than one Demand Registration within any four-month period.

                  (b) Promptly after the expiration of the 15-day period referred to in Section 4(a)(ii) hereof, Parent will notify all of the Selling Holders of the other Holders who have requested to include their Transfer Restricted Warrant Securities in the registration and the number of Transfer Restricted Securities requested to be included therein. The Selling Holders requesting a registration under this Section 4 may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to any of the other Holders, by providing a written notice to the Company or Parent, as the case may be, revoking such request, in which case such request, so revoked, shall be considered an effected Demand Registration unless the Selling Holders reimburse the Company or Parent, as the case may be, for all costs incurred by the Company or Parent, as the case may be, in connection with such registration, or unless such revocation arose out of the fault of the Company or Parent, as the case may be, in which case such request shall not be considered an effected Demand Registration.

                  (c) The Company or Parent, as the case may be, will pay all registration expenses as set forth in Section 9 hereof.

                  (d) A registration made pursuant to this Section 4 shall not be deemed to have been effected (i) unless the registration statement relating thereto (A) has become effective under the Act and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Transfer Restricted Securities of the Holders included in such registration have actually



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been sold thereunder); provided that if after any registration statement filed pursuant to this Section 4 becomes effective (x) such registration statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court and (y) less than 75% of the Transfer Restricted Securities included in such registration statement have been sold thereunder, such registration statement shall not be considered an effected Demand Registration or (ii) if the Maximum Offering Size (as defined below) is reduced in accordance with Section 4(e) such that less than 66 2/3% of the Transfer Restricted Securities of the Selling Holders sought to be included in such registration are included.

                  (e) If a Demand Registration involves an underwritten Public Offering and the managing underwriter shall advise the Company or Parent, as the case may be, and the Selling Holders that, in its view, (i) the number of Transfer Restricted Securities requested to be included in such registration (including any securities which the Company or Parent, as the case may be, proposes to be included which are not Transfer Restricted Securities) or (ii) the inclusion of some or all of the Transfer Restricted Securities owned by the Holders, in any such case, exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold (the "MAXIMUM OFFERING SIZE"), the Company or Parent, as the case may be, will include in such registration, in the priority listed below, up to the Maximum Offering Size:

                           (i) first, the Transfer Restricted Securities
requested to be included in such registration pursuant to Section 4(a)(i) and pursuant to Section 5 by the Holders, allocated (if necessary) pro rata among such Holders on the basis of the relative number of Transfer Restricted Securities each such Holder has requested to be included in such registrations; and

                           (ii) second, securities to be sold for the account of
other persons (including the Company or Parent, as the case may be), with such priorities among them as the Company or Parent, as the case may be, shall determine.

                  (f) Registration Statement Form. Registrations under this
Section 4 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company or Parent, as the case may be, and as shall be reasonably acceptable to the Holders and (ii) as shall permit the disposition of Transfer Restricted Securities in accordance with the method or methods of disposition intended on the part of the Holders. Notwithstanding anything herein to the contrary, if, pursuant to a registration pursuant to this Section 4, the Company or Parent, as the case may be, proposes to effect registration by filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) and any managing underwriter shall advise the Company or Parent, as the case may be, in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form.

         SECTION 5. Incidental Registration. (a) If Parent proposes to register any Parent Securities under the Act (other than a registration (A) on Form S-8 or S-4 or any successor or similar forms, (B) relating to Common Stock issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of Parent or (C) in connection with a direct or indirect acquisition by Parent of another company, whether or not for sale for its own account), it will each such time, subject to the provisions of Section 5(b), give prompt written



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notice at least 40 days prior to the anticipated filing date of the registration statement relating to such registration to each Holder of Transfer Restricted Warrant Securities, which notice shall set forth such Holder's rights under this
Section 5 and shall offer such Holders the opportunity to include in such registration statement such number of Transfer Restricted Warrant Securities as each such Holder may request (an "INCIDENTAL REGISTRATION"). Upon the written request of any such Holder made within 20 days after the receipt of notice from Parent (which request shall specify the number of Transfer Restricted Warrant Securities intended to be disposed of by such Holder), Parent will use its reasonable best efforts to effect the registration under the Act of all Transfer Restricted Warrant Securities which Parent has been so requested to register by such Holders, to the extent required to permit the disposition of the Transfer Restricted Warrant Securities so to be registered; provided that (I) if such registration involves a Public Offering, all such Holders requesting to be included in Parent's registration must sell their Transfer Restricted Warrant Securities to the underwriters on the same terms and conditions as apply to Parent and (II) if, at any time after giving written notice of its intention to register any Parent Securities pursuant to this Section 5 and prior to the effective date of the registration statement filed in connection with such registration, Parent shall determine for any reason not to register such securities, Parent shall give written notice to all such Holders of Transfer Restricted Warrant Securities and, thereupon, shall be relieved of its obligation to register any Transfer Restricted Warrant Securities in connection with such registration. No registration effected under this Section 5 shall relieve Parent of its obligations to effect a Demand Registration to the extent required by Section 4. Parent will pay all Registration Expenses in connection with each registration of Transfer Restricted Warrant Securities requested pursuant to this Section 5.

                  (b) If a registration pursuant to this Section 5 involves a Public Offering (other than in the case of a Public Offering requested under Section 3 by the Holders in a Demand Registration, in which case the provisions with respect to priority of inclusions in such offering as set forth in Section 4(e) shall apply) and the managing underwriter advises Parent that, in its view, the number of Parent Securities and Transfer Restricted Warrant Securities that Parent and Holders intend to include in such registration exceeds the Maximum Offering Size, Parent will include in such registration, in the following priority, up to the Maximum Offering Size:

                           (i) first, so much of the Parent Securities proposed
to be registered by Parent as would not cause the offering to exceed the Maximum Offering Size;

                           (ii) second, all Transfer Restricted Warrant
Securities requested to be included in such registration by the Holders pursuant to this Section 5 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Holders on the basis of the relative number of Transfer Restricted Warrant Securities so requested to be included in such registration); and

                           (iii) third, securities to be sold for the account of
other persons, with such priorities among them as Parent shall determine.

         SECTION 6. Holdback Agreements. If any registration of Transfer Restricted Securities shall be in connection with a Public Offering, the Holders agree not to effect any public sale or distribution, including any sale pursuant to Rule 144, or any successor provision,



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under the Act, of any Transfer Restricted Securities, and not to effect any such public sale or distribution of any other securities of the Company or Parent or of any stock convertible into or exchangeable or exercisable for any securities of the Company or Parent (in each case, other than as part of such Public Offering) during the 14 days prior to the effective date of such registration statement (except as part of such registration) or during the period after such effective date equal to the lesser of (i) such period of time as agreed between such managing underwriter, the Company and Parent and (ii) 180 days (such lesser period, the "APPLICABLE HOLDBACK PERIOD").

         SECTION 7. Warrant Shelf Registration. (a) If any Warrants are included in a Demand Registration, Parent shall prepare and cause to be filed with the Commission on or prior to 30 days (or, if the Warrants are not at such time of the same class as securities listed on a national securities exchange or quoted in a U.S. automated system (as determined pursuant to Rule 144A under the Act, 90 days)) after the date of the Demand Registration Request, pursuant to Rule 415 under the Act, a Registration Statement (each a "WARRANT SHELF REGISTRATION STATEMENT") on the appropriate form relating to resales of Transfer Restricted Warrant Securities by the Holders thereof. Parent shall use its reasonable best efforts to cause the Warrant Shelf Registration Statement to be declared effective by the Commission on or before 90 days (or, if the Warrants are not at such time of the same class as securities listed on a national securities exchange or quoted in a U.S. automated system (as determined pursuant to Rule 144A under the Act, 180 days), after the date the Demand Registration is effected.

         To the extent necessary to ensure that the Warrant Shelf Registration Statement is available for sales of Transfer Restricted Warrant Securities by the Holders thereof entitled to the benefit of this Section 7(a), Parent shall use its reasonable best efforts to keep any Warrant Shelf Registration Statement required by this Section 7(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 8(b) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, until the earlier of (i) two years following the first date as of which no Warrants remain outstanding and (ii) if all of the Warrants expire unexercised, the Expiration Date; provided that such obligation shall expire before such date if Parent delivers to the Warrant Agent (if there is a Warrant Agent at such time, or, if there is no Warrant Agent, to the Holders) a written opinion of counsel to Parent (which opinion of counsel shall be satisfactory to Parent) that all Holders (other than Affiliates of Parent) of Warrants and Warrant Shares may resell the Warrants and the Warrant Shares without registration under the Act and without restriction as to the manner, timing or volume of any such sale and instruct the Warrant Agent to (or if there is no Warrant Agent, Parent shall) remove the private placement legend from all Warrants and Warrant Shares; provided, further, that notwithstanding the foregoing, any Affiliate of Parent may, with notice to Parent, require Parent to keep the Registration Statement continuously effective for resales by such Affiliate for so long as such Affiliate holds Warrants or Warrant Shares, including as a result of any market-making activities or other trading activities of such Affiliate.

                  (b) Provision by Holders of Certain Information in Connection with the Warrant Shelf Registration Statement. No Holder of Transfer Restricted Warrant Securities may include any of its Transfer Restricted Warrant Securities in any Warrant Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to Parent in writing the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use



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in connection with any Warrant Shelf Registration Statement or Prospectus or
preliminary Prospectus included therein. Each Selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to Parent by such Holder not materially misleading.

         Parent will promptly prepare and file a Prospectus supplement including such information provided by any Holder to the extent that such Holder reasonably determines that a Prospectus supplement is required in connection with such Holder's sale of Transfer Restricted Warrant Securities under the Warrant Shelf Registration Statement and so notifies Parent.

         SECTION 8. Registration Procedures.

         (a) General. Whenever Holders request that any Transfer Restricted Securities be registered pursuant to Sections 3, 4 or 5, the Company or Parent, as the case may be, will, subject to the provisions of such Sections, use its reasonable best efforts to effect the registration and the sale of such Transfer Restricted Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

                  (i) The Company or Parent, as the case may be, will as expeditiously as possible prepare and file with the Commission a registration statement on any form, subject to Section 4(f), for which the Company or Parent, as the case may be, then qualifies or which counsel for the Company or Parent, as the case may be, shall deem appropriate and which form shall be available for the sale of the Transfer Restricted Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days.

                  (ii) The Company or Parent, as the case may be, will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to participating Holder and each underwriter, if any, of the Transfer Restricted Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company or Parent, as the case may be, will furnish to such Holder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Transfer Restricted Securities owned by such Holder.

                  (iii) After the filing of the registration statement, the Company or Parent, as the case may be, will promptly notify each Holder holding Transfer Restricted Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                  (iv) The Company or Parent, as the case may be, will use its reasonable best efforts to (A) register or qualify the Transfer Restricted Securities covered by such



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registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any Holder holding such Transfer Restricted Securities reasonably (in light of such Holder's intended plan of distribution) requests and (B) cause such Transfer Restricted Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company or Parent, as the case may be, and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the Transfer Restricted Securities owned by such Holder; provided that the Company or Parent, as the case may be, will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (iv), (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction.

                  (v) The Company or Parent, as the case may be, will immediately notify each Holder holding such Transfer Restricted Securities, at any time when a prospectus relating thereto is required to be delivered under the Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Transfer Restricted Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Holder any such supplement or amendment.

                  (vi) The Holder will have the right, in its sole discretion, to select an underwriter or underwriters in connection with any Public Offering. In connection with any Public Offering, the Company or Parent, as the case may be, will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of Transfer Restricted Securities in any such Public Offering, including, if necessary, the engagement of a "qualified independent underwriter" in connection with the qualification of the underwriting arrangements with the NASD.

                  (vii) Upon the execution of confidentiality agreements in form and substance satisfactory to the Company or Parent, as the case may be, the Company or Parent, as the case may be, will make available for inspection by any Holder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company or Parent, as the case may be, pursuant to this Section 8 and any attorney, accountant or other professional retained by any such Holder or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company or Parent, as the case may be, (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's or Parent's, as the case may be, officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company or Parent, as the case may be, determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (A) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the



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basis for any market transactions in Company's or Parent's securities unless and until such information is made generally available to the public. Each Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company or Parent, as the case may be, and allow the Company or Parent, as the case may be, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

                           (viii) The Company or Parent, as the case may be,
will furnish to each such Holder and to each such underwriter, if any, a signed counterpart, addressed to such underwriter, of (A) an opinion or opinions of counsel to the Company or Parent, as the case may be, and (B) a comfort letter or comfort letters from the Company's or Parent's, as the case may be, independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as a majority of such Holders or the managing underwriter therefor reasonably requests.

         The Company or Parent, as the case may be, may require each such Holder to promptly furnish in writing to the Company or Parent, as the case may be, such information regarding the distribution of the Transfer Restricted Securities as the Company or Parent, as the case may be, may from time to time reasonably request and such other information as may be legally required in connection with such registration.

         Each such Holder agrees that, upon receipt of any notice from the Company or Parent, as the case may be, of the happening of any event of the kind described in Section 8(a)(v), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the registration statement covering such Transfer Restricted Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 8(a)(v), and, if so directed by the Company or Parent, as the case may be, such Holder will deliver to the Company or Parent, as the case may be, all copies, other than any permanent file copies then in such Holder's possession, of the most recent prospectus covering such Transfer Restricted Securities at the time of receipt of such notice. In the event that the Company or Parent, as the case may be, shall give such notice, the Company or Parent, as the case may be, shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 8(a)(i)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 8(a)(v) to the date when the Company or Parent, as the case may be, shall make available to such Holder a prospectus supplemented or amended to conform with the requirements of Section 8(a)(v).

                  (b) Special Warrant Shelf Registration Procedures. In connection with any Warrant Shelf Registration Statement and any related Prospectus required by this Agreement, Parent shall:

                           (i) use its reasonable best efforts to keep such
Warrant Shelf Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 7 of this Agreement. Upon the occurrence of any event that would cause any such Warrant Shelf Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of the relevant Transfer Restricted Warrant Securities during the period required by this Agreement, Parent shall file as promptly as practicable an appropriate amendment to such Warrant Shelf Registration Statement curing such defect, and, if Commission review is required, use reasonable best efforts to cause such amendment to be declared effective as soon as practicable;

                           (ii) prepare and file with the Commission such
amendments and post-effective amendments to the Warrant Shelf Registration Statement as may be necessary to keep such Warrant Shelf Registration Statement effective for the period set forth in Section 7 hereof; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Warrant Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Warrant Shelf Registration Statement or supplement to the Prospectus;

                           (iii) advise each Holder promptly and, if requested
by such person, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Warrant Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Warrant Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Warrant Shelf Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the relevant Transfer Restricted Warrant Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Warrant Shelf Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Warrant Shelf Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Warrant Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the relevant Transfer Restricted Warrant Securities under state securities or Blue Sky laws, Parent shall use reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                           (iv) subject to Section 8(b)(i), if any fact or event
contemplated by Section 8(b)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Warrant Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the relevant Transfer Restricted Warrant Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (v) furnish to each Holder in connection with such
exchange or sale, if any, before filing with the Commission, copies of any Warrant Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Warrant Shelf Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Warrant Shelf Registration Statement), which documents will be subject to the review and comment of such persons in connection with such sale, if any, for a period of at least five business days, and Parent will not file any such Warrant Shelf Registration Statement or Prospectus or any amendment or supplement to any such Warrant Shelf Registration Statement or Prospectus (including all such documents incorporated by reference) to which such persons shall reasonably object within five business days after the receipt thereof. Such person shall be deemed to have reasonably objected to such filing if such Warrant Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

                           (vi) promptly prior to the filing of any document
that is to be incorporated by reference into a Warrant Shelf Registration Statement or Prospectus, provide copies of such document to each Holder in connection with such exchange or sale, if any, make Parent's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such persons may reasonably request;

                           (vii) make available, at reasonable times, for
inspection by each Holder and any attorney or accountant retained by such persons, all financial and other records, pertinent corporate documents of Parent and cause Parent's officers, directors and employees to supply all information reasonably requested by any such persons, attorney or accountant in connection with such Warrant Shelf Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

                           (viii) if requested by any Holders in connection with
such exchange or sale, promptly include in any Warrant Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such persons may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the relevant Transfer Restricted Warrant Securities and the use of the Warrant Shelf Registration Statement or Prospectus for market making activities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after Parent is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                           (ix) furnish to each Holder in connection with such
exchange or sale, without charge, at least one copy of the Warrant Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                           (x) deliver to each Holder and each Affiliated Market
Maker without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such persons reasonably may request; Parent hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling person in connection with the offering and the sale of the Transfer Restricted Warrant Securities covered by the Prospectus or any amendment or supplement thereto;

                           (xi) upon the request of any Holder, enter into such
agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Warrant Securities pursuant to any applicable Warrant Shelf Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder in connection with any sale or resale pursuant to any applicable Warrant Shelf Registration Statement. In such connection, and also in connection with market making activities by any Affiliated Market Maker, Parent shall:

                                    (A) upon request of any person, furnish (or
in the case of Sections 8(b)(xi)(A)(2) and 8(b)(xi)(A)(3), use reasonable best efforts to cause to be furnished) to each person, upon the effectiveness of the Warrant Shelf Registration Statement or in connection with any sale of the Warrants (or Warrant Shares) pursuant to the Warrant Shelf Registration
Statement:

                                             (1) a certificate, dated such date,
signed on behalf of Parent by (x) the chief executive officer and (y) the principal financial or accounting officer of Parent confirming, as of the date thereof, such matters as are customary in connection with public offerings of securities similar to the Warrants (or Warrant Shares) as such person may reasonably request;

                                             (2) an opinion, dated the date of
effectiveness of the Warrant Shelf Registration Statement or the closing date of such sale of Warrants (or Warrant Shares) of counsel for Parent covering matters as are customary for public offerings of securities similar to the Warrants (or Warrant Shares) and such other matters as such person may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of Parent and representatives of the independent public accountants for Parent and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to the extent such counsel deems appropriate upon the statements of officers and other representatives of Parent and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Warrant Shelf Registration Statement, at the time such Warrant Shelf Registration Statement or any post-effective amendment thereto became effective and, in the case of any sale pursuant to a Warrant Shelf Registration Statement, as of the date of the purchase agreement for such sale and the closing date therefor, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Warrant

Shelf Registration Statement as of its date and, in the case of the opinion dated the closing date of a sale, as of the closing date of such sale, as applicable, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Warrant Shelf Registration Statement contemplated by this Agreement or the related Prospectus; and

                                             (3) a customary comfort letter,
dated the date of effectiveness of the Warrant Shelf Registration Statement, or as of the date of closing of a sale pursuant to the Warrant Shelf Registration Statement, as the case may be, from the independent accountants for Parent in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings; and

                                    (B) deliver such other documents and
certificates as may be reasonably requested by the selling such persons to evidence compliance with the matters covered in Section 8(b)(xi)(A) above and with any customary conditions contained in any agreement entered into by Parent pursuant to this Section 8(b)(xi);

                           (xii) prior to any public offering of Transfer
Restricted Warrant Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Warrant Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Warrant Securities covered by the applicable Warrant Shelf Registration Statement; provided, however, that Parent shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Warrant Shelf Registration Statement, in any jurisdiction where it is not now so subject;

                           (xiii) in connection with any sale of Transfer
Restricted Warrant Securities that will result in such securities no longer being Transfer Restricted Warrant Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Warrant Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Warrant Securities in such denominations and such names as the selling Holders may request at least two business days prior to such sale of Transfer Restricted Warrant Securities;

                           (xiv) use their respective reasonable best efforts to
cause the disposition of the Transfer Restricted Warrant Securities covered by the Warrant Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Warrant Securities, subject to the proviso contained in Section 8(b)(xii) above;

                           (xv) otherwise use its reasonable best efforts to
comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Warrant Shelf Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Warrant Shelf Registration Statement (as such term is defined in paragraph
(c) of Rule 158 under the Act);

                           (xvi) provide promptly to each Holder and Affiliated
Market Maker, upon request, each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

         Each Holder agrees by acquisition of a Transfer Restricted Security agrees that, upon receipt of the notice referred to in Section 8(b)(iii)(C) or any notice from the Company (in the case of a Note Registration Statement) or Parent (in the case of a Warrant Registration Statement) of the existence of any fact of the kind described in Section 8(b)(iii)(D) hereof (in each case, a "SUSPENSION NOTICE"), such person will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such person has received copies of the supplemented or amended Prospectus contemplated by Section 8(b)(iv) hereof, or (ii) such person is advised in writing by the Company or Parent, as applicable, that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "RECOMMENCEMENT DATE"). Each person receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such person's possession which have been replaced by the Company or Parent, as applicable with more recently dated Prospectuses or
(ii) deliver to the Company or Parent, as applicable (at the Company's or Parent's expense) all copies, other than permanent file copies, then in such person's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 4 or Section 7 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.

         SECTION 9. Registration Expenses.

                  (a) All expenses incident to the Company's and Parent's performance of or compliance with this Agreement will be borne by the Company or Parent, as the case may be, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws (including without limitation the costs and expenses of any Trustee selected pursuant to the requirements of the Trust Indenture Act); (iii) all expenses of printing (including printing of Prospectuses whether for sales, market making or otherwise), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, Parent and the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Warrants or the Warrant Shares on a national securities exchange or automated quotation system pursuant to the requirements hereof;

and (vi) all fees and disbursements of independent certified public accountants of the Company and Parent (including the expenses of any special audit and comfort letters required by or incident to such performance).

         The Company and Parent will each, in any event, bear its respective internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company or Parent.

         The Holders will bear any underwriting discounts and commissions incurred in connection with the resale of any of their securities.

                  (b) In connection with any Registration Statement required by this Agreement, the Company or Parent, as the case may be, will reimburse the Buyers and the Holders of Transfer Restricted Securities who are selling or reselling Transfer Restricted Notes pursuant to the "Plan of Distribution" contained in a Note Registration Statement or selling or reselling Warrants or Warrant Shares pursuant to a Warrant Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Weil, Gotshal & Manges LLP, unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

         SECTION 10. Indemnification.

                  (a) The Company agrees to indemnify and hold harmless each Holder, its directors, officers and each person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) (collectively, "LOSSES") caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of Notes or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders; provided that the Company shall not be liable to any Holder, its directors, officers and any controlling person for any Losses that are caused by any untrue statement or alleged untrue statement of a material fact if (i) such Holder was required by law to send or deliver, and failed to send or deliver, a copy of the Prospectus with or prior to delivery of written confirmation of the sale by such Holder to the person asserting the claims from which such Losses arise and (ii) the Prospectus would have corrected such untrue statement or alleged untrue statement or omission or alleged omission.

         Parent agrees to indemnify and hold harmless each Holder, its directors, officers and each person, if any, who controls such Holder (within the meaning of Section 15 of the Act or

Section 20 of the Exchange Act), from and against any and all Losses caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by Parent to any Holder or any prospective purchaser of registered Warrants or Warrant Shares, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to Parent by any of the Holders; provided that Parent shall not be liable to any Holder, its directors, officers and any controlling person for any Losses that are caused by any untrue statement or alleged untrue statement of a material fact if (i) such Holder was required by law to send or deliver, and failed to send or deliver, a copy of the Prospectus with or prior to delivery of written confirmation of the sale by such Holder to the person asserting the claims from which such Losses arise and (ii) the Prospectus would have corrected such untrue statement or alleged untrue statement or omission or alleged omission.

                  (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company (in the case of any Note Registration Statement) or Parent (in the case of any Warrant Registration Statement), and their respective directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or Parent, as applicable, to the same extent as the foregoing indemnity from the Company or Parent, as applicable, set forth in Section 10(a) above, but only with reference to information relating to such Holder furnished in writing to the Company or Parent, as applicable, by such Holder expressly for use in such Registration Statement. In no event shall any Holder, its directors, officers or any person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 10(a) or 10(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 10(a) and 10(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 10(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 10(a), and by the Company or Parent, as applicable, in the case of parties indemnified pursuant to Section 10(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                  (d) To the extent that the indemnification provided for in this Section 10 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company (in the case of any Note Registration Statement) or Parent (in the case of any Warrant Registration Statement), on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 10(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(d)(i) above but also the relative fault of the Company or Parent, as applicable, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company or Parent, as applicable, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Parent, as applicable, on the one hand, or by the Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, Parent and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 10, no Holder, its directors, its officers or any person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 10(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

         SECTION 11. Rule 144A and Rule 144.

         Each of the Company and Parent agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which such person (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

         SECTION 12. Miscellaneous.

                  (a) Remedies. The Company and Parent acknowledge and agree that any failure by the Company and/or Parent to comply with their respective obligations under Section 4 or Section 7 hereof may result in material irreparable injury to the Buyers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Buyers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 4 hereof and Parent's obligations under Section 4 and
Section 7 hereof. The Company
and Parent further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. Neither the Company nor Parent will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor Parent has previously entered into any agreement granting any registration rights with respect to its securities to any person other than the Amended and Restated Stockholders Agreement dated as of June 6, 1997 among Parent and the investors and stockholders party thereto as in effect on the date hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's and Parent's securities under any agreement in effect on the date hereof.

                  (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of this clause 12(c)(i), the Company and Parent have obtained the written consent of Holders of all outstanding Transfer Restricted Securities, (ii) in the case of all other provisions hereof with respect to the Transfer Restricted Notes, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Notes and (iii) in the case of all other provisions hereof with respect to the Transfer Restricted Warrant Securities, Parent has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Warrant Securities (excluding in each case Transfer Restricted Securities held by Parent, the Company and any Affiliate of the Company or Parent other than the Buyers).

                  (d) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and Parent, on the one hand, and the Buyers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders and Affiliated Market Makers hereunder.

                  (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                           (i) if to a Holder of Notes: at the address set forth
on the records of the Registrar under the Indenture or the Notes, as applicable, with a copy to the Registrar (if other than the Company) under the Indenture;

                           (ii) if to a Holder of Warrants and/or Warrant
Shares, at the address set forth on the records of the Company; and

                           (iii) if to the HMTF Buyers, to:

                                    c/o Hicks, Muse, Tate & Furst Incorporated
                                    200 Crescent Court, Suite 1600
                                    Dallas, Texas 75201
                                    Attention: Jack D. Furst
                                    Fax: (214) 740-7313


                           (iv) if to the Company and/or Parent

                                    Viasystems Group, Inc.
                                    101 South Hanley Road, Suite 400
                                    St. Louis, Missouri 63105
                                    Attention: David M. Sindelar
                                    Fax: (314) 746-2299


                                    with a copy to:

                                    R. Scott Cohen, Esq.
                                    Weil, Gotshal & Manges LLP
                                    100 Crescent Court
                                    Suite 1300
                                    Dallas, TX 75201-6950
                                    Fax: (214) 746-7777


         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the person giving the same to the Trustee (if there is a Trustee as of such date) and the Warrant Agent (if there is a Warrant Agent as of such date) at the address specified in the Indenture and in the terms of the Warrant, respectively.

                  (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Subscription Agreement, the Indenture or the Warrants. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

                  (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                 VIASYSTEMS GROUP, INC.


                                 By: /s/ DAVID M. SINDELAR
                                    --------------------------------------------
                                 Name: David M. Sindelar
                                      ------------------------------------------
                                 Title: Senior Vice President and Chief
                                        Financial Officer
                                       -----------------------------------------



                                 VIASYSTEMS, INC.


                                 By: /s/ DAVID M. SINDELAR
                                    --------------------------------------------
                                 Name: David M. Sindelar
                                      ------------------------------------------
                                  Title: Senior Vice President and Chief
                                        Financial Officer
                                       -----------------------------------------


                                 HICKS, MUSE, TATE & FURST EQUITY FUND III, L.P.

                                 By: HM3/GP Partners, L.P.,
                                     its general partner

                                     By: Hicks, Muse GP Partners III, L.P.,
                                         its general partner

                                         By: Hicks, Muse Fund III Incorporated,
                                             its general partner


                                             By: /s/ THOMAS O. HICKS
                                                --------------------------------
                                             Name: Thomas O. Hicks
                                                  ------------------------------
                                             Title: Chief Executive Officer
                                                   -----------------------------

                                  HM3 COINVESTORS, L.P.

                                  By:  Hicks, Muse GP Partners III, L.P.,
                                       its general partner

                                       By:  Hicks, Muse Fund III Incorporated,
                                            its general partner



                                            By: /s/ THOMAS O. HICKS
                                               ---------------------------------
                                            Name:   Thomas O. Hicks
                                                 -------------------------------
                                            Title:  Chief Executive Officer
                                                  ------------------------------



                                  HMTF EQUITY FUND IV (1999), L.P.

                                  By:  HM4/GP (1999) Partners, L.P.,
                                       its general partner

                                       By:  Hicks, Muse GP (1999) Partners IV,
                                            L.P., its general partner

                                            By:  Hicks, Muse (1999) Fund IV,
                                                 LLC, its general partner


                                                 By: /s/ THOMAS O. HICKS
                                                    ----------------------------
                                                 Name:   Thomas O. Hicks
                                                      --------------------------
                                                 Title:  Chief Executive Officer
                                                       -------------------------

                                  HMTF PRIVATE EQUITY FUND IV (1999), L.P.

                                  By:  HM4/GP (1999) Partners, L.P.,
                                       its general partner

                                       By:  Hicks, Muse GP (1999) Partners IV,
                                            L.P., its general partner

                                            By:  Hicks, Muse (1999) Fund IV,
                                                 LLC, its general partner


                                                 By: /s/ THOMAS O. HICKS
                                                    ----------------------------
                                                 Name:   Thomas O. Hicks
                                                      --------------------------
                                                 Title:  Chief Executive Officer
                                                       -------------------------



                                  HICKS, MUSE PG-IV (1999), C.V.

                                  By:  HM Equity Fund IV/GP Partners (1999),
                                       C.V., its general partner

                                       By:  HM GP Partners IV Cayman, L.P.,
                                            its general partner

                                            By   HM Fund IV Cayman, LLC,
                                                 its general partner


                                                 By: /s/ THOMAS O. HICKS
                                                    ----------------------------
                                                 Name:   Thomas O. Hicks
                                                      --------------------------
                                                 Title:  Chief Executive Officer
                                                       -------------------------

                                  HM 4-SBS (1999) COINVESTORS, L.P.

                                  By: Hicks, Muse GP (1999) Partners IV, L.P., its general partner

                                       By:  Hicks, Muse (1999) Fund IV, LLC,
                                            its general partner


                                            By: /s/ THOMAS O. HICKS
                                               ---------------------------------
                                            Name:   Thomas O. Hicks
                                                 -------------------------------
                                            Title:  Chief Executive Officer
                                                  ------------------------------



                                  HM 4-EQ (1999) COINVESTORS, L.P.

                                  By: Hicks, Muse GP (1999) Partners IV, L.P., its general partner

                                       By:  Hicks, Muse (1999) Fund IV, LLC,
                                            its general partner


                                            By: /s/ THOMAS O. HICKS
                                               ---------------------------------
                                            Name:   Thomas O. Hicks
                                                 -------------------------------
                                            Title:  Chief Executive Officer
                                                  ------------------------------